UNITED STATES
SECURITIES AND EXCHANG E COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2014

Commission File Number: 000-54706

California Gold Corp.
(Exact name of small business issuer as specified in its charter)

Nevada	83-483725
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10752 Deerwood P ark Blvd., S. Waterview II, Suite 100, Jacksonville, Florida 32256
(Address of principal executive offices)

(904) 586-8673
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Copies to: Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference, LLP
61 Broadway, Suite 3200
New York, NY, 10006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certif ying Accountant.

On May 21, 2013, the Board of Directors (the "Board") of California Gold Corp. (the "Company") approved the dismissal of Warren Averett, LLC ("Warren Averett") as the Company's independent registered public accounting firm.

Warrant Averett did not issue any reports regarding the Company’s financial statements.

During the period beginning May 9, 2014 (the date Warren Averett was appointed as the Company's public accounting firm) through May 21, 2014, (i) there were no disagreements between the Company and Warren Averett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Warren Averett, would have caused Warren Averett to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements; and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On May 21, 2014, the Company provided Warren Averett with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Warren Averett furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated May 22, 2013, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On May 21, 2014, the Company engaged MaloneBailey, LLP ("Malone") as its independent registered public accounting firm for the Company's fiscal year ended June 30, 2014. The change in the Company's independent registered public accounting firm was approved by the Company's Board of Directors on May 21, 2014.

During the period beginning May 9, 2014 and ending May 21, 2014, the Company did not consult with Malone regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event identified in response to (a)(1)(v) of Item 304 of Regulation S-K.

Malone had previously served as the Company's independent registered public accounting firm and issued reports on the Company's financial statements for the years ended January 31, 2014 and 2013. Malone's reports on the financial statements of the Company for the years ended January 31, 2014 and 2013 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that Malone's report on the Company's Form 10-K for the year ended January 31, 2014 raised substantial doubt about the Company's ability to continue as a going concern. In connection with the audits of the fiscal years ended January 31, 2014 and 2013 and through May 9, 2014, there were (1) no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Malone would have caused Malone to make reference to the subject matter of the disagreement(s) in connection with its reports; and (2) other than the Company's lack of an audit committee and lack of proper segregation of duties in the preparation of its financial statements, which together may possibly be viewed as a material weakness in the Company's internal controls, there were no reportable events as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

On May 9, 2014, the Company changed its fiscal year end to June 30 from January 31.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.                Description

EX-16.1                      Letter re change in certifying accountant from Warren Averett LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Gold Corp.

Date: May 23, 2014	By: /s/ Shea Ralph Name: Shea Ralph Title: Chief Financial Officer